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                                                                 EXHIBIT 4 (III)

                                                                  March 29, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Subject: General Electric Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1994 -- File No. 1-6461

Dear Sirs:

     Neither General Electric Capital Corporation (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4) (iii) of Item 601 of Regulation S-K (17 CFR sec.229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                     Very truly yours,

                                     GENERAL ELECTRIC CAPITAL CORPORATION

                                     By:  /s/ J. A. PARKE
                                         ---------------------------------------
                                          J. A. Parke,
                                          Senior Vice President, Finance